CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 717/719 to the Registration Statement on Form N-1A of Pzena Small Cap Value Fund, a series of Advisors Series Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 22, 2016